Exhibit 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (“Amendment”), effective as of February 25, 2016, is made by and between BioLife Solutions Inc. (“BioLife Solutions” or the “Company”), and Daphne Taylor (“Executive”) and amends that certain employment agreement, dated February 19, 2015 (the “Employment Agreement”), between BioLife Solutions and Executive.

WHEREAS, the parties previously entered into the Employment Agreement to provide for Executive’s services as the Chief Financial Officer of the Company;

WHEREAS, Executive and the Company desire to amend Executive’s Employment Agreement on the terms set forth herein;

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Amendment and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.             Nothwithstanding any other provisions in the Employment Agreement to the contrary, if Executive voluntarily resigns from all positions, offices, and corresponding duties and responsibilities in all capacities with the Company and biologistex CCM, LLC, effective as of the date of this Amendment, Employer will pay Executive:

a.	(i) her salary through the date of termination, (ii) for any unused vacation time, and (iii) for any unreimbursed business expenses that are subject to reimbursement under the company’s then current policy on business expenses.
b.	severance pay of six (6) months’ worth of Executive’s salary at the rate in effect on the termination date, payable in the form of a lump sum.

Such payments will be subject to all appropriate deductions and withholdings.  Upon resignation, Executive will have no rights to any unvested benefits or any other compensation.

Executive shall only be entitled to such severance pay if, within thirty (30) days following the date of resignation, both the Company and Executive have signed (and then Executive does not rescind, as may be permitted by law) a general release of claims in a form acceptable to Employer.

2.             The Employment Agreement remains unchanged except as set forth in this Amendment.

3.             To the extent there is any conflict or any inconsistency between this Amendment and the Employment Agreement, the provisions within this Amendment control.

IN WITNESS WHEREOF, the parties have duly signed and delivered this First Amendment to the Employment Agreement as of the day and year first above written.

BioLife Solutions Inc.

/s/ Michael Rice	/s/ Daphne Taylor
By: Michael Rice	Daphne Taylor
Its: President & Chief Executive Officer